EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion by reference in this registration statement on Form S-3, of our report dated May 15, 1996, on our audits of the consolidated financial statements of The Software Developer's Company, Inc. (now known as NeTegrity, Inc.) as of March 31, 1996 and 1995, and for the years ended March 31, 1996, 1995, and 1994. We also consent to the reference to our Firm under the caption "Experts".

                                                 /s/ COOPERS & LYBRAND L.L.P.
                                                 COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
November 6, 1996